Exhibit 99.1

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, MI 49525

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:
Robert E. Schermer, Jr.
Chief Executive Officer
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE REPORTS FISCAL 2005 RESULTS;
PROVIDES 2006 OUTLOOK

        GRAND RAPIDS, Michigan, January 12, 2006. Meritage Hospitality Group Inc. (AMEX: MHG), one of the nation’s premier franchise operators, today announced net sales for the fiscal year ended November 27, 2005 increased 5.1% to $56,037,000, compared to $53,303,000 last year. The Company’s net loss for the fiscal year was $4,858,000 or $0.98 per share, compared to a net loss of $489,000 or $0.15 per share last year. As expected, the Company experienced a loss which was due in part to the early prepayment of long-term indebtedness related to several sale-leaseback transactions and pre-opening expenses associated with new O’Charley’s restaurant openings.

        Meritage’s net sales for the fourth quarter ended November 29, 2005 increased 4.4% to $14,275,000, compared to $13,669,000 over the comparable period last year. Net loss for the fourth quarter was $1,584,000 or $0.29 per share, compared to a net loss of $210,000 or $0.04 per share during the same period last year. This sales increase marks the 29th consecutive quarter of sales increases for Meritage.

        Commenting on the fiscal results, CEO Robert E. Schermer, Jr. stated, “As previously indicated, 2005 was expected to be a challenging year for the Company. However, I believe that our reported results provide an incomplete picture of progress being made on several fronts relating to our strategic initiatives which we knew would skew our results in 2005. In 2006, we expect to return to more historical operating results.”

       Mr. Schermer continued, “During 2005, we continued to maintain the highest operating standards in our 52 franchised Wendy’s and O’Charley’s restaurants. Meritage received “sparkle certification” for all 48 Wendy’s restaurants, meaning each store received the franchise system’s highest grades in food safety, food quality, cleanliness and service. Likewise, the O’Charley’s franchisor recognized Meritage’s restaurants for outstanding levels of service. Our real estate strategy of sale and leaseback transactions in fiscal 2005 generated cash proceeds of $20.5 million, permitted the Company to pay down $11.5 million of long-term debt, and resulted in deferred long-term gains of $8.4 million. We also undertook important steps to expand our operating platform in 2006 and beyond as we explore leading franchise brand restaurant opportunities that tend to dominate a niche market, provide superior unit-level economics, and deliver products and services of outstanding quality.”

2006 Outlook

        For 2006, we are encouraged by a number of emerging business cycles and opportunities. In our Wendy’s (QSR) business segment, we are entering the first wave of new products and marketing initiatives implemented by our franchisor, Wendy’s International, after enduring system-wide margin compression for several years. In addition, beef and commodity costs have currently eased. In our O’Charley’s (Casual Dining) business segment, we are working toward steady margin improvements after absorbing the heavy costs of developing our base of O’Charley’s restaurants in 2005. Our franchisor is in the process of building a new management team to lead the O’Charley’s brand, and we anticipate a new restaurant model that offers lower building costs and higher operating efficiencies. Separately, Meritage continues to make investments in technology, operating, financial and information systems that will help Meritage expand its franchise brands and geographical presence.

       Mr. Schermer stated, “We remain committed to increasing shareholder value and returning capital to our shareholders while maintaining the capacity to grow our business both organically and through strategic acquisitions. I believe Meritage is prepared to expand its franchise brands and geographical presence while continuing to achieve operational excellence.”

        Meritage is one of the nation’s premier restaurant franchise operators. Meritage currently operates 52 restaurants in two primary business segments through well-recognized “Best of Class” brands; Wendy’s in the QSR Segment and O’Charley’s in the Casual Dining Segment. Headquartered in Grand Rapids, Michigan, Meritage has approximately 2,000 employees.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “intends,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; delays in scheduled restaurant openings; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s subjects Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended November 27, 2005 and November 28, 2004
(Unaudited)

	2005	2004
Food and beverage revenue	$56,037,204	$53,302,657

Costs and expenses
Cost of food and beverages	15,783,616	14,661,710
Operating expenses	35,129,843	30,925,213
General and administrative expenses	4,040,904	3,526,312
Depreciation and amortization	2,685,957	2,792,259

Total costs and expenses	57,640,320	51,905,494

Earnings from operations	(1,603,116)	1,397,163

Other income (expense)
Interest expense	(2,073,018)	(2,603,041)
Debt extinguishment charges	(874,682)	(180,181)
Interest income	147,563	36,840
Other income, net	9,373	4,400
Gain on sale of non-operating property	345,030	721,829

Total other expense	(2,445,734)	(2,020,153)

(Loss) earnings before income taxes	(4,048,850)	(622,990)

Income tax expense (benefit)	808,705	(134,000)

Net (loss) earnings	(4,857,555)	(488,990)

Preferred stock dividends	426,568	326,568

Net (loss) earnings on common shares	$(5,284,123)	$(815,558)

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Income
For the Fourth Quarters Ended November 27, 2005 and November 28, 2004
(Unaudited)

	2005	2004
Food and beverage revenue	$14,274,914	$13,669,389

Costs and expenses
Cost of food and beverages	3,979,324	3,884,975
Operating expenses	8,784,824	8,055,875
General and administrative expenses	1,101,232	1,000,442
Depreciation and amortization	694,191	739,363

Total costs and expenses	14,559,571	13,680,655

(Loss) earnings from operations	(284,657)	(11,266)

Other income (expense)
Interest expense	(488,784)	(642,490)
Debt extinguishment charges	(307,106)	(180,181)
Interest income	22,212	13,621
Other income	7,467	--
Gain on sale of non-operating assets	194,066	585,029

Total other expense	(572,145)	(224,021)

Loss before income taxes	(856,802)	(235,287)

Income tax expense (benefit)	727,384	(25,500)

Net (loss) earnings	(1,584,186)	(209,787)

Preferred stock dividends	--	--

Net (loss) earnings on common shares	$(1,584,186)	$(209,787)